UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K/A
(Amendment No. 1)
______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2018
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PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report)
 ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 15, 2018 (the “Closing Date”), Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing the completion of its merger with Penn National Gaming, Inc., a Pennsylvania corporation (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of December 17, 2017 (the “Merger Agreement”), by and among the Company, Parent and Franchise Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). At the Effective Time of the Merger (as defined herein) on October 15, 2018 (the “Effective Time”), the Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger. As a result of the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent.

In connection with obtaining requisite regulatory approvals for the consummation of the Merger and as contemplated by the terms of the Merger Agreement, immediately prior to the Effective Time of the Merger and upon the execution of joinders on October 15, 2018, the Company and its applicable subsidiaries became parties to certain of the Third Party Agreements (as described more fully in the Merger Agreement), including (i) the membership interest purchase agreement (the “Boyd Divestiture Agreement”) by and among Boyd Gaming Corporation (“Boyd”), Boyd TCIV, LLC (“Boyd Purchaser”), Parent, the Company and Pinnacle MLS, LLC (“Pinnacle Tenant”), which provides for Boyd Purchaser’s acquisition of the Company’s gaming operations at Ameristar Casino Kansas City and Ameristar Casino St. Charles in Missouri; Belterra Casino Resort in Indiana; and Belterra Park in Ohio (collectively, the “Boyd Divestiture Businesses”) and (ii) the purchase agreement (the “Belterra Park Purchase and Sale Agreement” and together with the Boyd Divestiture Agreement, the “Divestiture Agreements”, and the transactions contemplated thereunder, the “Divestitures”), amended and novated to reflect the assumption of all rights and responsibilities of Gaming and Leisure Properties, Inc. (“GLPI”) by Boyd, by and among Parent, a subsidiary of Boyd, the Company and a subsidiary of the Company, which provides for the acquisition by Boyd’s subsidiary of the real estate associated with the Company’s Belterra Park casino in Cincinnati, Ohio.

On the Closing Date, upon the terms and subject to the conditions set forth therein, the transactions contemplated by the Boyd Divestiture Agreement were completed. Concurrently with the closing of the transactions contemplated by the Boyd Divestiture Agreement, upon the terms and subject to the conditions set forth therein, the sale of the real estate associated with the Company’s Belterra Park casino in Cincinnati, Ohio contemplated by the Belterra Park Purchase and Sale Agreement was also completed.

The Company is filing this Current Report on Form 8-K/A (“Amendment”) solely to amend and supplement Item 9.01 of the Original Form 8-K to provide the unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2018 and the unaudited pro forma condensed consolidated statements of operations of the Company as of and for the six months ended June 30, 2018 and for the fiscal year ended December 31, 2017, in each case giving pro forma effect to the Divestitures, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2018 and the unaudited pro forma condensed consolidated statements of operations of the Company as of and for the six months ended June 30, 2018 and for the fiscal year ended December 31, 2017, in each case giving pro forma effect to the Divestitures, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Pinnacle Entertainment, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date:	October 19, 2018	By:	/s/ William J. Fair
William J. Fair, Chief Financial Officer

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